UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

September 15, 2026
Date of Report (date of earliest event reported)
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SunCoke Energy, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State of Incorporation)	001-35243 (Commission File Number)	90-0640593 (IRS Employer Identification Number)
1011 Warrenville Road, Suite 600
Lisle,	IL	60532
(Address of principal executive offices and zip code)

(630)	824-1000
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SXC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 15, 2026, the Board of Directors (the “Board”) of SunCoke Energy, Inc. (the “Company”) appointed Mr. Wendell L. Carter to be a member of the Board and its Compensation Committee and Governance Committee.

Mr. Carter will participate in the standard compensation program for the Company’s non-employee directors, described on pages 19 and 20 of the Company’s definitive Proxy Statement for its 2026 Annual Meeting of Stockholders (filed with the Securities and Exchange Commission on April 1, 2026). His compensation will be prorated to reflect the commencement date of his service on the Board.

Mr. Carter does not have any family relationship with any of the Company’s directors or executive officers or any person nominated or chosen by the Company to be a director or an executive officer. Mr. Carter does not have any direct or indirect material interest in any transaction or proposed transaction that would be required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K. There is no arrangement or understanding between Mr. Carter and any other person pursuant to which Mr. Carter was selected as a director.

Mr. Carter, 66, is a veteran iron and steel industry executive and metallurgical engineer with more than four decades of operational, engineering and technology leadership experience. He concluded his career at Cleveland-Cliffs Inc. (NYSE: CLF), serving from 2022 to 2025 as Executive Vice President, Technology. In that role, he led research facilities in Middletown, Ohio, and Novi, Michigan, overseeing 120 research engineers engaged in product and process development for the automotive, consumer, stainless, electrical and plate markets. He also was responsible for corporate engineering, quality operations and production planning, including a $1.0 billion engineering budget. From 2021 to 2022, Mr. Carter served as Executive Vice President, West Operations of Cleveland-Cliffs Inc., where he led operations across Indiana, Illinois, Michigan, Northern Ohio and West Virginia. He previously served as Senior Vice President, Carbon Light Flat Roll and as Vice President and General Manager of ArcelorMittal USA LLC, with responsibility for a 7.5-million-ton steelmaking facility, three supporting plants and approximately 4,900 employees. Earlier in his career, he held engineering, technical and operational leadership positions at ArcelorMittal and Inland Steel Company, including Director of Quality and Director of Facility Optimization. Mr. Carter holds a B.S. in Metallurgical Engineering and an M.B.A. He authored 13 technical papers concerning iron blast furnace construction and practice and received the Association for Iron & Steel Technology’s J.E. Johnson Jr. Award in 1997. His experience provides the Board with significant expertise in steelmaking technology, engineering, product and process development, manufacturing operations, quality management, capital planning and facility optimization.

Mr. Carter will be indemnified by the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated By-laws for actions as a director of the Company. In addition, Mr. Carter will enter into the Company’s standard form of indemnification agreement for directors, requiring the Company to indemnify him against certain liabilities that may arise by reason of his service to the Company or, at the Company’s request, another enterprise, to the fullest extent permitted by Delaware law. The foregoing description of this indemnification is qualified in its entirety by the form of Indemnification Agreement, filed as Exhibit 10.16 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, filed on November 2, 2011.

Item 9.01 - Financial Statements and Exhibits.

(d): The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	SunCoke Energy, Inc. press release dated September 16, 2026. (September 16, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of September, 2026.

SUNCOKE ENERGY, INC.

By:	/s/ John J. DiRocco, Jr.
Name:	John J. DiRocco, Jr.
Title:	Vice President, Deputy General Counsel and Corporate Secretary